AMENDMENT TO THE 2012 OTHER EQUITY-BASED AWARD PLAN
OF
LANDMARK APARTMENT TRUST, INC.
(Adopted on June 25, 2015)

This Amendment (“Amendment”) to the 2012 Other Equity-Based Award Plan (the “Plan”) of Landmark Apartment Trust, Inc. (formerly known as Apartment Trust of America, Inc.), is adopted as of this 25th day of June, 2015. All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Plan.
WHEREAS, the Administrator and the Board have adopted and approved this Amendment to the Plan for the sole purpose of extending the duration of the Plan to June 30, 2035.
1.Amendment.    The first sentence of Article XII of the Plan is hereby deleted, in its entirety, and replaced with the following:
“No Other Equity-Based Award may be granted under this Plan after June 30, 2035.”

2.Full Force and Effect. Except as expressly modified by this Amendment, the terms and provisions of the Plan remain in full force and effect.

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